UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACIRA BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On May 12, 2026, Pacira BioSciences, Inc. issued the following press release in connection with its 2026 Annual Meeting of Stockholders:

FOR IMMEDIATE RELEASE

Pacira BioSciences Sends Letter to Stockholders Reiterating Superior Qualifications of its Board Nominees

Highlights Nominees’ Robust Skillsets and Extensive Experience in Healthcare and Biopharmaceuticals

Urges Stockholders to Vote “FOR” the Election of Pacira’s Highly Qualified Nominees on the BLUE Proxy Card Today

BRISBANE, Calif., May 12, 2026 — Pacira BioSciences, Inc. (Nasdaq: PCRX) (the “Company” or “Pacira”), the industry leader in its commitment to deliver innovative, non-opioid pain therapies to transform the lives of patients, today announced that it has sent a letter to stockholders in connection with its upcoming 2026 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held on June 9, 2026. Stockholders of record as of April 22, 2026 are entitled to vote at the Annual Meeting.

Highlights from the letter include:

•Pacira’s highly qualified director nominees are optimal to help guide the Company’s long-term strategy and drive sustainable growth. They possess the skillsets and experience necessary to oversee the execution of our 5x30 strategy, including expertise in executive leadership, mergers and acquisitions, research and development, operations, commercialization, manufacturing and supply chain management.

•DOMA’s director candidates are underqualified. They do not have experience serving on public company boards or operating within the biopharmaceutical industry, nor do they have the relevant industry and governance expertise required to effectively oversee a publicly traded company like Pacira, paving the way for value destruction if elected.

•Pacira’s focused and highly actionable 5x30 plan is delivering its intended business results that we believe clearly demonstrate that Pacira is on the right strategic path to achieve sustainable growth and value creation for all stockholders. In contrast, DOMA has yet to articulate a clear plan to drive stockholder value creation and continues to demonstrate a fundamental misunderstanding of the biotechnology industry as well as our business, strategy, and operations.

The complete text of the letter mailed to stockholders is as follows:

May 12, 2026

Dear Pacira Stockholders,

Your vote at Pacira BioSciences’ upcoming 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2026 is critical to the future of our company.

The Pacira board and leadership team have remained laser-focused on executing our 5x30 strategy to reinvigorate growth and drive stockholder value creation. In contrast, DOMA Perpetual Capital Management LLC (“DOMA Perpetual” or “DOMA”)1 has continued to pursue a disruptive and misguided campaign aimed at misrepresenting the progress that Pacira is making to drive the company’s long-term success and sustainable growth.

As a reminder, members of our board and executive leadership team have met with DOMA 17 times since September 2023. DOMA has consistently failed to provide any new insights into Pacira’s business beyond those we were already carefully evaluating and executing as part of our established strategic and operational priorities. We believe DOMA has repeatedly demonstrated a fundamental misunderstanding of the biotechnology industry as well as Pacira’s business, strategy, and operations. As such, we are convinced that its campaign and proposed director nominees are not in the best interests of Pacira and all our stockholders.

We strongly recommend you vote using the BLUE proxy card today “FOR” each of Pacira’s three highly qualified board nominees – Christopher Christie, Samit Hirawat, MD and Thomas Wiggans.

PACIRA’S HIGHLY QUALIFIED NOMINEES ARE OPTIMAL TO HELP GUIDE OUR LONG-TERM STRATEGY AND DRIVE SUSTAINABLE GROWTH

The quality and composition of our board is a top priority. Following the Annual Meeting, the Pacira board will comprise nine directors, and assuming Pacira’s three highly qualified nominees are elected, eight of the nine directors will be independent, with five independent directors having been appointed within the last three years.

We are confident that we have the best and most qualified director nominees to oversee the execution of our 5x30 strategy, with the right expertise needed in critical areas aligned with the company’s strategic direction, including executive leadership, mergers and acquisitions, research and development, operations, commercialization, manufacturing and supply chain management.

Our three highly qualified candidates up for election at the Annual Meeting also embody these

[1] DOMA Perpetual Capital Management LLC is affiliated with certain other persons and entities identified in DOMA Perpetual’s preliminary proxy solicitation materials dated May 8, 2026.

qualities and possess the necessary qualifications, experience and skillsets needed to advance long-term value creation in the best interests of all stockholders.

Your Board Nominees:

Governor Christopher Christie

•Independent director with deep expertise in government, public policy, regulatory affairs and public health leadership
•Joined board in September 2019; member of the Nominating, Governance & Sustainability Committee

✓ Brings deep understanding of the intricacies of government affairs having served as the 55th Governor of the State of New Jersey for two full terms (2010 to 2018)
✓ Emphasized the issues of fiscal responsibility, pension and health benefit reform, education reform and the opioid crisis during his time in office
✓ Appointed Chairman of the President’s Commission on Combating Drug Addiction and the Opioid Crisis in 2017, went on to lead the Commission on a seven-month investigation of this issue, holding hearings around the country

Dr. Samit Hirawat

•Independent director with deep experience across the full drug development lifecycle
•Joined board in January 2026; member of the Science & Technology Committee

✓ Has more than 25 years of clinical development and biopharmaceutical leadership and most recently served as Chief Medical Officer and Head of Global Drug Development at Bristol Myers Squibb (NYSE: BMY) from June 2019 to October 2025
✓ Oversaw early- and late-stage product development across all therapeutic areas, from proof-of-concept to commercialization, during his time in this role
✓ Secured approval of 13 New Molecular Entities across modalities and provided leadership contributions to five major acquisitions and multiple collaborations and partnerships while at Bristol Myers Squibb
✓ Brings experience in world-class clinical trial design, oversight of operational execution, regulatory submissions and approvals worldwide from his other roles in drug development

Thomas Wiggans

•New director nominee with track record of value creation leading and governing biopharmaceutical companies

✓ Brings more than 40 years of leadership experience across commercial operations, corporate strategy and executive management within the global life sciences industry, as well as significant experience leading biopharmaceutical companies through successful acquisitions
✓ Has strong track record of building, scaling and leading biopharmaceutical companies
✓ Served as CEO of four companies with successful exits through acquisition or strategic transactions
✓ Co-founded Dermira in 2010 and was CEO and Chairman until its acquisition by Eli Lilly in 2020
✓ Helped found the Biotechnology Innovation Organization (BIO), the leading trade organization for the biotechnology industry
✓ Brings valuable perspective as the board oversees long-term value creation, capital allocation and strategic optionality

We are confident that these nominees possess the right skillsets and backgrounds to immediately add value to our board as we continue executing our 5x30 strategy to reinvigorate growth and drive sustainable stockholder value.

DOMA’S DIRECTOR CANDIDATES PAVE THE WAY FOR VALUE DESTRUCTION

In contrast, DOMA has nominated three director candidates for election at the Annual Meeting – Oliver Benton Curtis III, Eric de Armas and Christopher Dennis – none of whom possess the knowledge and experience necessary to be value additive to the board.

DOMA’s Nominees:

☒ None have experience operating within the biopharmaceutical industry, nor do they have the relevant industry and governance expertise necessary to effectively oversee a publicly traded company like Pacira
☒ All lack meaningful business development and M&A skills, as well as the ability to provide any differentiated perspectives relative to Pacira’s current board
☒ Potential election of DOMA’s Chief Financial Officer, Chief Compliance Officer and Chief Operating Officer, Eric de Armas, raises significant conflict of interest concerns, particularly given risk of misalignment between DOMA’s interests and the long-term interests of Pacira and all its stockholders
☒ None of them have any senior leadership or board service experience at public companies

Importantly, consistent with its established processes and corporate governance guidelines, the board offered to interview all three of DOMA’s director nominees. Following the interviews with Oliver Benton Curtis III and Christopher Dennis conducted by members of the board, the board determined that both were underqualified, would not be additive to our already strong and refreshed board, nor were they in the best interests of the company or its stockholders. Eric de Armas did not provide his availability for an interview, despite Pacira’s multiple good faith requests.

DOMA has failed to articulate a clear plan to drive sustainable stockholder value creation, as opposed to Pacira’s focused and highly actionable 5x30 plan, which is delivering its intended business results that we believe clearly demonstrate that Pacira is on the right strategic path to achieve sustainable growth and value creation to benefit all stockholders. DOMA’s “plan” is to downgrade the Pacira board with three unqualified director candidates, broadly cut costs without regard to the impact on revenue growth, discontinue pipeline development, replace Frank D. Lee as CEO and engage bankers to proceed with an immediate sale process of the company. The consequences of these potential actions include, among other things, significantly reducing the quality and effectiveness of board oversight, restricting Pacira’s ability to invest in a pipeline to support durable long-term growth and allowing DOMA to pursue a potential “fire sale” of the company.

Pacira’s board urges stockholders to realize that their investments would be put at serious risk in the event of any of DOMA’s nominees being elected. The board therefore reaffirms its recommendation of each of Pacira’s highly qualified director nominees – Christopher Christie, Samit Hirawat, MD and Thomas Wiggans – for election to its board.

Our board does NOT endorse any of DOMA’s nominees and recommends that you use the BLUE proxy card or BLUE voting instruction form to vote “FOR” the election of ONLY the three highly qualified Pacira director nominees recommended by the board.

Thank you for your continued support of Pacira.

Sincerely,

The Pacira Board of Directors

Your vote is extremely important no matter how many shares you own.

Whether or not you expect to attend the Annual Meeting, please promptly follow the easy instructions on your BLUE proxy card or BLUE voting instruction form to vote by proxy, over the Internet, by telephone or by mail.

Please simply DISREGARD any white proxy card you may receive from DOMA.

If you have questions or require assistance with voting your shares, please contact Pacira’s proxy solicitor:

D.F. King & Co., Inc. at +1 (800) 714-3310 (toll-free from the U.S. and Canada) or +1 (646) 981-1286 (banks and brokers) or email PCRX@dfking.com.

Advisors

Goldman Sachs & Co. LLC is acting as financial advisor and Perkins Coie LLP is acting as legal counsel to Pacira.

About Pacira

Pacira delivers innovative, non-opioid pain therapies to transform the lives of patients. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block, an adductor canal nerve block, and a sciatic nerve block in the popliteal fossa for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and iovera®°, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. The company is also advancing a pipeline of clinical-stage assets for musculoskeletal pain and adjacencies, its most advanced product candidate, PCRX-201 (enekinragene inzadenovec), a novel locally administered gene therapy, is in Phase 2 clinical development for osteoarthritis of the knee. To learn more about Pacira, visit www.pacira.com.

Forward-Looking Statements

Any statements in this document about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to: the Annual Meeting; Pacira’s board of directors and the contributions of new directors and director nominees; ‘5x30’, our growth and business strategy, our future outlook, the strength and efficacy of our intellectual property protection and patent terms, our future growth potential and future financial and operating results and trends, our plans, objectives, expectations (financial or otherwise) and intentions, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio and product development programs, strategic alliances, plans with respect to the Non-Opioids Prevent Addiction in the Nation (“NOPAIN”) Act and any other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from these indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the acquired businesses and/or assets will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and United States economic conditions (including tariffs, inflation and rising interest rates), and our business, including our revenues, financial condition, cash flows and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL,

ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA, iovera° and any of our other product candidates, including but not limited to PCRX-201 (enekinragene inzadenovec) and PCRX-2002; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary high-capacity adenovirus (“HCAd”) vector platform; the approval of the commercialization of our products in other jurisdictions (by either us or our partners); clinical trials in support of an existing or potential HCAd-based product candidate; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; assumptions used for estimated future cash flows associated with determining the fair value of the company; the anticipated funding or benefits of our share repurchase program; and factors discussed in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that it periodically makes with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this document represent Pacira’s views as of the date of this document. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such Pacira anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law, Pacira undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing Pacira’s views as of any date subsequent to the date of this document.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Pacira’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that Pacira periodically makes with the SEC.

Important Additional Information Regarding Proxy Solicitation

On April 28, 2026, Pacira filed a definitive proxy statement on Schedule 14A and BLUE proxy card with the SEC in connection with its solicitation of proxies for Pacira’s 2026 annual meeting of stockholders (the “2026 Proxy Statement,” and such meeting the “2026 Annual Meeting”). This document is not a substitute for the 2026 Proxy Statement or any other document that Pacira has filed or may file with the SEC in connection with any solicitation by Pacira. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF PACIRA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING PACIRA’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive 2026 Proxy Statement (and any amendments or supplements thereto) and other documents filed by Pacira with the SEC, are, or will be when filed, available for no charge on the SEC’s website at http://www.sec.gov and on Pacira’s investor relations website at https://investor.pacira.com.

Participants in the Solicitation

Pacira, its directors, director nominees, certain of its executive officers, and other employees may be deemed participants in the solicitation of proxies from stockholders in respect of the 2026 Annual Meeting. Information regarding the names of such persons and their respective interests in Pacira by security holdings or otherwise is set forth in the 2026 Proxy Statement. Please refer to the sections captioned “Director Compensation,” “Executive Compensation,” “Stock Ownership Information” and “Appendix D—Supplemental Information Regarding Participants in the Solicitation” in the 2026 Proxy Statement. To the extent holdings of Pacira’s directors, director nominees, and executive officers who may be deemed to be participants in the solicitation in Pacira’s securities have changed since the amounts described in the 2026 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC, as applicable.

Additional information can also be found in Pacira’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026. Details concerning potential participants in the solicitation, including Pacira’s director nominees for election at the 2026 Annual Meeting, are also included in the 2026 Proxy Statement. These documents, including the 2026 Proxy Statement (and any amendments or supplements thereto) and other documents filed by Pacira with the SEC, are, or will be when filed, available for no charge on the SEC’s website at https://www.sec.gov and on Pacira’s investor relations website at https://investor.pacira.com.

• • •

Investor Contact: Susan Mesco, (973) 451-4030 susan.mesco@pacira.com	Media Contact: Kim Hamilton, (908) 391-0131 kim.hamilton@pacira.com